===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   DQE, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
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

[Logo DQE]


Notice of 1999 Annual Meeting and Proxy Statement
--------------------------------------------------------------------------------
                                                                  March 10, 1999
To the Stockholders of DQE, Inc.:

     The Annual Meeting of Stockholders of DQE, Inc. ("DQE" or the "Company") will be held at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, PA 15233 on Tuesday, April 27, 1999, at 11:00 a.m., for the following purposes:

(1)  To elect two directors to serve until the Annual Meeting in the year 2002;

(2) To ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP (D&T) as independent public accountants to audit the books of the Company for the year ended December 31, 1999; and

(3) To consider and act upon other matters that may properly come before the meeting.

     Stockholders of record of DQE Common Stock and DQE Preferred Stock, Series A, at the close of business on February 17, 1999, the record date, are entitled to notice of the Annual Meeting and are entitled to vote at the meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

     If you are a stockholder of record as of February 17, 1999, and wish to attend the meeting, please fill in the form at the end of the Proxy Statement and return it with your proxy card so that we can send you an admittance ticket. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain a letter or account statement of your beneficial ownership from the brokerage firm or trustee. Only stockholders with the proper credentials will be admitted to the meeting.

     We hope you can join us. But whether or not you plan to attend the meeting in person, your vote is important; please fill in, sign, date, and promptly return the enclosed proxy card.

                             By Order of the Board of Directors
                             Diane S. Eismont, Corporate Secretary

                               TABLE  OF CONTENTS



Voting Information.........................................................   2

  Proposals

     Election of Directors.................................................   3

     Ratification of Deloitte & Touche LLP as Independent
      Accountants for 1999.................................................  24

  Beneficial Ownership Table...............................................   9

  Board of Directors

     Board Compensation....................................................   7

     Board Committees......................................................   8

Compensation Committee Report..............................................  12

Performance Graph..........................................................  16

Summary Compensation Table.................................................  17

Option Grant Table.........................................................  19

Option Exercise and Year-End Value Tables..................................  21

Retirement Plan............................................................  22

Other Information..........................................................  25

Ticket Request.............................................................  27

Proxy Statement

For the Annual Meeting of Stockholders
to be Held April 27, 1999

     We are sending this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors of DQE for the Annual Meeting of Stockholders to be held on Tuesday, April 27, 1999. These proxy materials will be first mailed to stockholders on or about March 10, 1999.

     The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders on the preceding page. Each proposal is described in more detail in this Proxy Statement beginning on page 3.

Voting and Revocation of Proxies
--------------------------------

     There were 77,385,175 shares of Common Stock outstanding and entitled to vote at the close of business on February 17, 1999, the record date. Each Common stockholder is entitled to one vote for each whole share held on all matters to be voted upon at the Annual Meeting of Stockholders.

     The holders of DQE Preferred Stock, Series A (Convertible), are entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class. Each share of Preferred Stock, Series A (Convertible), is currently entitled to three votes. As of the close of business on February 17, 1999, the record date, there were 376,543 shares of Preferred Stock, Series A (Convertible), outstanding and entitled to vote.

     A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for transacting business at the Annual Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Annual Meeting for purposes of a quorum.

     All stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting means each stockholder has the right to multiply the number of votes to which he or she may be entitled (i.e., one vote per share of Common Stock and three votes per share of Preferred Stock, Series A (Convertible)) by the total number of directors to be elected. Each stockholder may cast all of those votes for a single nominee or may distribute them among the nominees as the stockholder sees fit. A stockholder's votes for the election of directors by a proxy solicited on behalf of the Board of Directors will be cumulated selectively (at the discretion of the holders of the proxy) among those nominees for whom the stockholder has not withheld authority to vote.

     With respect to Proposal 1, the election of directors, the two persons receiving the highest number of votes will be elected as directors of the Company. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. Proxies marked as abstaining (including proxies containing broker non-votes) will not be considered as votes cast with respect to this proposal and will not have the same legal effect as a vote "Against" the proposal. The shares represented by the proxy will be voted as you instruct us on the proxy. If you sign and return your proxy without voting instructions, it will be voted "FOR" approval of each nominee for election as director named in this Proxy Statement and "FOR" ratification of the appointment of Deloitte & Touche LLP (D&T) as independent public accountants of the Company for 1999. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment in respect to such matters.

     You may revoke your proxy at any time before the polls close at the Annual Meeting, but the revocation shall not be effective until written notice has been given to the Corporate Secretary of the Company.

Confidentiality
---------------

     We keep proxies, ballots, and voting tabulations that identify individual stockholders confidential, except in a contested proxy solicitation or as may be necessary to meet applicable legal requirements. Proxies, ballots, and other voting documents are available for examination only by the judges of election and those associated with processing proxy cards and tabulating the vote, who must agree in writing to comply with our policy of confidentiality.


PROPOSAL NO. 1

Election of Directors

     Two directors are to be elected by the stockholders at the 1999 Annual Meeting. They will continue to serve until the Annual Meeting in the year 2002 and thereafter until their successors are chosen and qualified. We intend to vote proxies solicited on behalf of the Board of Directors for the nominees named below. If, because of events not presently known or anticipated, any nominee is unable to serve or for good cause will not serve, the proxies voted for the election of that director may be voted (in the discretion of the holders of the proxies) for other nominees not named below. Unless otherwise indicated in the biographies, the business positions have been held for the past five years. Duquesne Light Company ("Duquesne Light") is the Company's major subsidiary.

Nominees for Directors
Terms Expiring in the Year 2002:



Photo of  Sigo Falk, Age 64, Director of DQE since 1989. Management of personal
Sigo      investments. Chairman of The Maurice Falk Medical Fund and Leon Falk
Falk Family Trust and a director of Duquesne Light. Also Chair of the Chatham College Board of Trustees and a board member of the Historical Society of Western Pennsylvania and the Allegheny Land Trust.



Photo of  Eric W. Springer, Age 69, Director of DQE since 1989. Of Counsel,
Eric      Horty, Springer & Mattern, P.C. (attorneys-at-law). Also a director of
W. Duquesne Light, a Trustee of The Maurice Falk Medical Fund, a Trustee Springer Emeritus of Presbyterian University Hospital and the University of
          Pittsburgh Medical Center, and Past President of the Allegheny County Bar Association.

        The Board of Directors unanimously recommends that stockholders approve the election of the nominees for director.

Standing Directors

     The other members of the Board of Directors currently serving terms expiring as noted are as follows:

Terms Expiring in 2000:


Photo of  Daniel Berg, Age 69, Director of DQE since 1989. Institute Professor
Daniel    and Acting Director, Services Research and Education Center, of
Berg Rensselaer Polytechnic Institute. Also a director of Duquesne Light, Hy-Tech Machine, Inc. (manufacturer of specialty parts and equipment), and Joachim Machinery Company, Inc. (distributor of machine tools), and Chairman of the Board of Crystek Crystal Corporation (manufacturer of high reliability crystals for microprocessors and oscillators).


Photo of  Robert P. Bozzone, Age 65, Director of DQE since 1990. A Lead Director
Robert    since August, 1996. Vice Chairman of Allegheny Teledyne, Inc.
P.        (specialty metals production) since its formation through the merger
Bozzone of Allegheny Ludlum Corporation and Teledyne, Inc. in August 1996. Formerly Vice Chairman from 1994-1996 and President and Chief Executive Officer from 1990-1994 of Allegheny Ludlum. Also a director of Duquesne Light Company and Allegheny Teledyne, Inc., a trustee of Rensselaer Polytechnic Institute, a life member of ASM International (engineering technical society), and a board member of the Greater Pittsburgh Council Boy Scouts of America, The Salvation Army, and Catholic Charities. Also former Chairman of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland, and a former member of the Advisory Board of the Electric Power Research Institute (EPRI).


Photo of  William H. Knoell, Age 74, Director of DQE since 1989. A Lead Director
William   since August, 1996. Retired Chairman of the Board and Chief Executive
H.        Officer of Cyclops Industries, Inc. (basic and specialty steels and
Knoell fabricated steel products, industrial and commercial construction). Also a director of Duquesne Light, Cabot Oil & Gas Corporation and St. Clair Memorial Hospital and a life trustee of Carnegie Mellon University.

Photo of  Thomas J. Murrin, Age 69, Director of DQE since 1991. Dean of the A.
Thomas    J. Palumbo School of Business Administration of Duquesne University
J.        since 1990. Prior to that, Deputy Secretary of the U.S. Department of
Murrin Commerce and President of the Energy and Advanced Technology Group of Westinghouse Electric Corporation. Also a director of Duquesne Light and Motorola, Inc. (manufacturer of electronic equipment and components) and a member of the Executive Committee of the U.S. Council on Competitiveness and Chairman of the Pennsylvania Governor's Tech 21 Project; Chairman of the Financial and Educational Program Assessment Panel of the Pittsburgh Public School System, and Chairman of the Pittsburgh Tissue Engineering Institute.


Terms Expiring in 2001:

Photo of  Doreen E. Boyce, Age 64, Director of DQE since 1989. President of the
Doreen    Buhl Foundation (charitable institution for educational and public
E.        purposes). Also a director of Duquesne Light, Microbac Laboratories,
Boyce Inc., Orbeco Analytical Systems, Inc. and Dollar Bank, Federal Savings Bank and Chair of Franklin & Marshall College Board of Trustees.


Photo of  David D. Marshall, Age 46, Director of DQE since 1995. President and
David     Chief Executive Officer of DQE and Duquesne Light since August, 1996.
D. Previously Executive Vice President of DQE and President and Chief Marshall Operating Officer of Duquesne Light Company since 1995. Vice President of DQE from 1989 to 1995, and Executive Vice President of Duquesne Light Company from 1992 to 1995. Also a director of Duquesne Light and Trustee of Penn's Southwest Association (economic development).

Directors' Fees and Plans

     Directors who are not employees are compensated for their Board service by a combination of DQE Common Stock and cash. They receive an annual Board retainer of $15,000 in cash for service to the Company and its affiliates, payable in twelve monthly installments, and 250 shares of DQE Common Stock. Each director also receives a fee of $1,000 for each Board and Committee meeting attended. Directors who are employees of the Company or any of its affiliates do not receive fees for their services as directors.

     In order to increase directors' stock-based compensation and thus strengthen the link between directors' compensation and stockholder interests, the Board adopted a new stock plan in 1996 under which new non-employee directors will each receive up to 4,150 shares of restricted DQE Common Stock that will vest at the rate of 50% after five years of service as a director plus an additional 10% per year in years six through ten. Unvested shares are forfeited if the recipient ceases to be a director.

     Each director under the age of 72 who is not an employee may elect under a directors' deferred compensation plan to defer receipt of a percentage of his or her director's remuneration until after termination of service as a director. Deferred compensation may be received in one to ten annual installments commencing, with certain exceptions, on the 15th day of January of the year designated by the director. Interest accrues quarterly on all deferred compensation at a rate equal to a specified bank's prime lending rate. Dr. Berg elected to participate in the plan for 1998.

     As part of its overall program to promote charitable giving, the Company has a Charitable Giving Program for all directors funded by Company-owned life insurance policies on the directors. In general, upon the death of a director, the Company will donate up to five hundred thousand dollars, payable in ten equal annual installments, to one or more qualifying charitable organizations recommended by the director and reviewed and approved by the Duquesne Light Company Employment and Community Relations Committee. A director must have Board service of 60 months or more in order to qualify for the full donation amount, with service of less than 60 months qualifying for an incremental donation. The program does not result in any material cost to the Company.

     The Company provides Business Travel Insurance to its non-employee directors as part of its Business Travel Insurance Plan for Management Employees. In the event of accidental death or dismemberment, benefits of up to $400,000 per individual are provided. The program does not result in any material cost to the Company.

     Directors can participate in the Duquesne Light Company College Matching Gift Program which provides a dollar-for-dollar match of a gift of cash or securities, up to a maximum of $5,000 per donor during any one calendar year to an accredited, nonprofit, non-proprietary, degree granting college, university, or junior college located within the United States or one of its possessions which is recognized by the Internal Revenue Service as eligible to receive tax- deductible contributions. The program does not result in any material cost to the Company.

The Board and Its Committees

     The DQE Board held twelve regular and two special meetings during 1998. Attendance by the directors at Board and Committee meetings in 1998 averaged 98.8%. No director failed to attend at least 95% of the Board and Committee meetings of the Company. The Board has standing committees which meet periodically, including the Audit, Compensation, Nominating and Finance Committees. Actions taken by all Committees of the Board are reported to the full Board.

Audit Committee

     The Audit Committee is composed of three directors who are not employees of the Company. The members are Dr. Berg and Messrs. Bozzone and Springer. The Audit Committee recommends the independent public accountants which are appointed by the Board and ratified by the stockholders. The Audit Committee also reviews the Company's financial statements and the related report of the independent public accountants and the results of the annual audit performed by the accountants. The Audit Committee monitors the Company's system of internal accounting control, the adequacy of the internal audit function, and oversees corporate compliance and ethics. The Audit Committee meets quarterly, and met four times during 1998.

Compensation Committee

     The Compensation Committee, composed of three non-employee directors, makes recommendations to the Board regarding compensation and benefits provided to executive officers and members of the Board and the establishment or amendment of various employee benefit plans. The members of the Committee in 1998 were Dr. Boyce and Messrs. Bozzone and Falk. The Compensation Committee met four times during 1998.

Nominating Committee

     The Nominating Committee recommends to the Board candidates for election and reelection to or to fill vacancies on the Board. The Committee considers nominees recommended to it in writing by stockholders and sent to the Secretary of the Company. The Nominating Committee also considers corporate governance matters. The members of the Nominating Committee are Messrs. Falk, Knoell, and Springer. The Committee met once during 1998.

Finance Committee

     The Finance Committee considers financial matters and approves the terms and conditions of the Company's financial offerings. The members of the Finance Committee are Messrs. Falk, Knoell, Marshall and Murrin. The Committee met six times during 1998.


Beneficial Ownership of Stock

     The following table shows all equity securities of DQE beneficially owned, directly or indirectly, as of February 17, 1999, by each director and by each executive officer named in the Summary Compensation Table:

                                                         Total Shares of           Shares of Common Stock/
                                                           Common Stock            Nature of Ownership (1)
-------------------------------------------------------------------------------------------------------------------

Daniel Berg............................................         7,189                  5,539  VP, IP
                                                                                       1,650  Joint, SVP, SIP
Doreen E. Boyce........................................         6,244                  6,244  VP, IP
Robert P. Bozzone......................................        19,195    (2)          10,658  VP, IP
                                                                                       7,000  VP, IP
                                                                                       1,537  VP
Sigo Falk..............................................         8,145    (3)           6,645  VP, IP
                                                                                       1,500  SVP, SIP
William H. Knoell......................................         7,787    (4)           6,752  VP, IP
                                                                                       1,035  SVP, SIP
David D. Marshall......................................       103,211    (5,6)         5,000  VP
                                                                                      27,996  Joint, SVP, SIP
Thomas J. Murrin.......................................         6,329    (7)           3,668  VP, IP
                                                                                       1,911  VP
                                                                                         750  Joint, SVP, SIP
Eric W. Springer.......................................         8,844    (8)           7,877  VP, IP
Victor A. Roque........................................        67,591    (5)             448  VP, IP
                                                                                       8,382  Joint, SVP, SIP
Gary L. Schwass........................................        68,982    (5)          25,691  VP, IP
William J. DeLeo.......................................        92,158    (5)          17,952  VP, IP
James D. Mitchell......................................        30,734    (5)           4,751  Joint, SVP, SIP

Directors, Nominees and Executive
   Officers as a Group (14 persons)....................       448,482    (5)

          None of the individuals named in the table above owned beneficially more than one percent of the outstanding shares of DQE Common Stock. The directors and executive officers as a group beneficially owned less than one percent of the outstanding shares of DQE Common Stock as of February 17, 1999.

(1) The term "Joint" means owned jointly with the person's spouse. The initials "VP" and "IP" mean sole voting power and sole investment power, respectively, and the initials "SVP" and "SIP" mean shared voting power and shared investment power, respectively.

(2) 7,000 of these shares are held by a foundation established for charitable purposes, for which Mr. Bozzone is the trustee but not an income beneficiary. 1,537 shares remain to vest over two years from a grant under the DQE, Inc. 1996 Stock Plan for Non-Employee Directors.

(3) 1,500 of these shares are held by a trust in which Mr. Falk is an income beneficiary but not a trustee.

(4) 1,035 of these shares are held by a trust in which Mr. Knoell is a trustee and the income beneficiary.

(5) The amounts shown as owned by Messrs. Marshall, Roque, Schwass, DeLeo, and Mitchell include shares of Common Stock which they have the right to acquire within 60 days of February 17, 1999 through the exercise of stock options granted under the Long-Term Incentive Plan in the following amounts: 70,215; 58,761; 43,291; 74,206; and 25,983, respectively, and all executive officers as a group:  289,777 shares.

(6) The amount shown as being owned by Mr. Marshall includes a grant of 5,000 shares of restricted stock which is subject to performance vesting for a three-year period, 1996-1999.

(7) 1,911 shares will vest in May of 1999 from a grant under the DQE, Inc. 1996 Stock Plan for Non-Employee Directors.

(8) 967 of these shares are held by Mr. Springer's wife. Mr. Springer disclaims beneficial ownership of such shares.

     Messrs. Marshall, Roque, Schwass, DeLeo, and Mitchell also beneficially own 883, 372, 884, 731, and 472 shares, respectively, of Duquesne Light Company Preference Stock, Plan Series A as of September 30, 1998. The Preference shares are held by the Duquesne Light Employee Stock Ownership Plan trustee for Duquesne Light Company's 401(k) Plan on behalf of the Executive Officers, who have voting but not investment power. The Preference shares are redeemable for DQE Common Stock or cash on retirement, termination of employment, death, or disability. There were 780,557 shares of Preference Stock, Plan Series A, outstanding as of September 30, 1998. Mr. Roque is not vested in these Preference shares.

     The directors and executive officers do not own any shares of Duquesne Light Preferred Stock or DQE Preferred Stock, Series A (Convertible).


Principal Shareholders

     The following tables set forth, to the knowledge of the Company, the beneficial owners, as of February 17, 1999, of more than five percent of the outstanding shares of:


1.  DQE Common Stock
                                              Common Stock Owned Beneficially
                                            -----------------------------------
         Name                 Address       Number of Shares  Percent of Class
         ----                 -------       ----------------  -----------------

Wellington Management    75 State Street           6,028,850              7.75%
Company, LLP             Boston, MA  02109

     Wellington Management Co. LLP has shared voting power over 3,239,770 shares and shared dispositive power over 6,028,400 shares.


2.  DQE Preferred Stock, Series A (Convertible)
    -------------------------------------------


                                                     Common Stock Owned Beneficially
                                                   -----------------------------------
         Name                 Address              Number of Shares  Percent of Class
         ----                 -------              ----------------  -----------------

Malcolm Bailey             9513 Bayou Brook               87,732            23.30
                           Houston, TX  77063

Doug Bailey                1221 Rocky River               48,000            12.75
                           Houston, TX  77056

Otheil J. Erlund, Jr. &    Route 1, Box 35J               30,850(1)          8.19
Rachel Erlund, jt. ten.    Comfort, TX  78031

Tommy C. Bussell           19 Villa Bend                  28,491             7.57
                           Houston, TX  77069

(1) Includes 21,244 shares held jointly, as to which voting and investment power is shared. Also includes 9,606 shares held solely by Mr. Erlund, as to which he has sole voting power and shared investment power.

     All principal shareholders of the DQE Preferred Stock, Series A (Convertible) listed have sole voting and investment power except as noted.

Compensation Committee Report on Executive Compensation

     Compensation for senior management is approved by the Compensation Committee and ratified by the Board of Directors based on the recommendations of the Compensation Committee, which is composed entirely of non-employee directors.

     On December 20, 1995, the Internal Revenue Service issued final regulations under Code Section 162(m) limiting the deductibility of executive compensation for officers of public companies. All compensation paid by DQE and its subsidiaries in 1998 was fully tax deductible. It is the present intention of the Committee to seek to ensure that all compensation that is otherwise tax deductible will continue to be tax deductible. The amendments to the Long-Term Incentive Plan, which were approved by the stockholders in 1996, were designed to allow the Committee, in its discretion, to grant stock options that comply with the final regulations. However, the Committee reserves the right to take whatever action with respect to senior management compensation that it deems appropriate and in the best interest of the Company and its stockholders.

     The primary objective of the Compensation Committee is to ensure that the Company's senior management compensation programs and strategies are designed and administered to attract, retain, and motivate the necessary and important talent required to achieve the Company's overall mission of creating and enhancing value for its stockholders, customers, and employees, as well as for the community in which it operates.

     Throughout the development and administration of the Company's strategic compensation plans, the Committee has adhered to a results-based approach by linking a significant percentage of total compensation to the creation of shareholder value and achievement of long-term strategic goals. The Committee has purposely placed an emphasis on the at-risk elements of compensation for the Company's CEO and other senior officers that responds in direction and magnitude to the results of the Corporation and business unit. The Company's awards under these incentive programs are tied to corporate and individual performance. The accomplishment of goals and objectives is at the center of the Committee's decision to make awards under these incentive programs and strengthens the relationship between stockholder interests and ultimate total compensation. The Committee exercises a degree of discretion in administering these incentive plans which the Committee believes encourages continual focus on building long-term stockholder value.

     An independent outside consultant with industry expertise has determined that a greater percentage of senior management's total compensation is variable and placed at risk, when benchmarked against a comparative panel of key service companies of similar operating revenue size. All stock options are performance-based and are granted under the Long-Term Incentive Plan, which was approved by the stockholders.

     Periodically, the Committee reviews and determines base salary levels, annual incentive compensation, and long-term performance-based stock option vesting, based on competitive pay levels, individual performance and potential, and changes in duties and responsibilities.

Base Salaries
-------------

     Base salaries are competitively benchmarked with the averages of comparative utility and general industry panels of companies of similar revenue and operating characteristics, reflecting the diversification of the Company's business operations. Some of the utility companies in the utility industry panel are also included in the Standard & Poor's Electric Companies Index used in the performance graph on page 16.

     In addition to the panel comparisons, the Committee considered results in the areas of customer service levels, cost-effective management, and operational performance (including, for example, generating plant performance and system reliability) in determining whether a base salary increase, as well as annual or long-term awards, were granted in 1998. Messrs. Marshall, Roque, DeLeo, and Mitchell received increases in base salary in 1998.

Annual Performance Awards
-------------------------

     If a predetermined corporate financial performance threshold is met, there is an opportunity to earn annual cash and stock option performance awards by meeting short-term operating and financial goals. The threshold recommended by the Compensation Committee and approved by the Board of Directors for 1998 related to the Company's earnings per share. The Company met this goal in 1998. At the beginning of each year, individual objectives also are established for each officer and approved by the Compensation Committee. The CEO's performance is evaluated for annual and long-term awards on the basis of the overall performance of the Company, the performance of the other members of his management team and, as discussed in more detail below, his leadership in developing and implementing operating and strategic plans to further the Company's long-term corporate objectives. The Committee reviews individual results and the corporate performance with the full Board of Directors. The Board of Directors, upon the recommendation of the Compensation Committee, approves the number of annual performance awards granted to each officer based on the achievement of corporate and individual objectives.

     Specific individual annual objectives considered by the Committee in determining the annual performance compensation awards earned support one or more of five major corporate objectives, including maximizing long-term stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership in the community.

     In the aggregate, annual incentives ranged from twenty to fifty percent of base salary in 1998. The actual percentage of annual cash incentive awards varies, depending upon the degree to which performance objectives are met. See the Summary Compensation Table for the annual cash incentive compensation awards earned.

     The number of performance stock options awarded from the prior year's annual grants is determined by use of a cash incentive performance multiplier based on the amount of increase in earnings per share of DQE Common Stock. The Compensation Committee awarded annual performance options for 1998 in the amount of 35,565 to Mr. Marshall, 17,208 to Mr. Roque, 22,643 to Mr. Schwass, 14,491 to Mr. DeLeo, and 11,774 to Mr. Mitchell. Fifty percent of the annual stock options awarded for 1998 vested upon award, and there is a one-year wait before the officer is able to exercise the remaining fifty percent.

Long-Term Performance Awards
----------------------------

     Long-Term Incentive Plan performance-based stock options awarded in 1998 were granted under the provisions of a three-year plan approved and recommended by the Compensation Committee and approved by the Board of Directors. Three-year strategies were developed by each individual, and annual milestones designed to enhance the general well-being of the Company were established by the CEO and approved by the Compensation Committee. The long-term strategies were designed to support the long-term corporate objectives of maximizing stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership in the community. Through a performance-based award schedule, there is an opportunity to earn a percentage of the three-year grant annually. The award opportunity is up to thirty percent of the total option grant in the first year, up to sixty percent in the second year, and up to one
hundred percent in the third year.   Each of Messrs. Marshall, Roque, Schwass,
DeLeo, and Mitchell received thirty percent for the first year.

     Under the leadership of Mr. Marshall, the management team continued to achieve excellent results with respect to the Company's long-term corporate objectives. In 1998, DQE continued to demonstrate a solid track record of financial and operational performance. In November, an increase of eight cents (5.6%) in the annual dividend was declared beginning in

January 1999. As shown by the performance graph on page 16, DQE's Common Stock has had a total return which exceeded the S&P Electric Companies over the same period. A full report on the Company's financial performance can be found in the 1998 Annual Report to Stockholders. These results are consistent with the objective to achieve measurable and meaningful increases in the value of our stockholders' investment. Further information on the Company's 1998 achievements is also included in the Annual Report to Shareholders.

                                           Robert P. Bozzone, Chairman
                                           Doreen E. Boyce
                                           Sigo Falk



Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all such Section 16(a) filing requirements were met.


Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are Dr. Boyce and Messrs. Bozzone and Falk. No member of the Compensation Committee was at any time during 1998 or at any other time an officer or employee of the Company.

     No executive officer of the Company served on the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Performance Graph

     The following graph represents a performance comparison of cumulative total return on DQE Common Stock as compared to the S&P Electric Companies and the S&P 500 Index for the period of five fiscal years commencing December 31, 1993 and ending on December 31, 1998.



               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                     DQE, S&P ELECTRICS AND S&P 500 INDEX



Measurement period
(Fiscal year Covered)        DQE               S&P ELECTRICS       S&P 500 INDEX
---------------------        --------          --------------      -------------
Measurement PT -

    12/31/1993               $100              $100                $100
FYE 12/31/1994               $ 91              $ 87                $101
FYE 12/31/1995               $148              $114                $139
FYE 12/31/1996               $146              $114                $171
FYE 12/31/1997               $185              $144                $229
FYE 12/31/1998               $241              $166                $294

Assumes $100 Invested On December 31, 1993
*Total Return Assumes Reinvestment of Dividends

Compensation

     The following Summary Compensation Table sets forth certain information as to cash and noncash compensation earned and either paid to, or accrued for the benefit of, the President and Chief Executive Officer and the four other highest-paid executive officers of DQE for services rendered in all capacities to DQE and its subsidiaries during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term Compensation
                                                                              -------------------------------------
                                        Annual Compensation                     Awards                 Payouts
                                     ---------------------------              ----------            ---------------

 (a)                          (b)     (c)       (d)        (e)            (f)            (g)             (h)             (i)
                                                           Other          Other        Securities
                                                           Annual       Restricted     Underlying
                                                           Compen-        Stock       Performance                      All Other
    Name and                         Salary     Bonus      sation        Award(s)      Otions/SARs    LTIP Payouts   Compensation
Principal Position            Year     ($)      ($)(1)     ($)(2)        ($)(3)         (#)(4)            ($)           ($)(5)
------------------            ----   ------     ------     ------       ----------    ------------    -------------  -------------
D. D. Marshall                1998   383,333   137,131      42,842            0         156,881              0            2,391
   President and Chief        1997   358,455   122,039      36,719            0         141,074              0            4,750
   Executive Officer          1996   289,486   101,367      71,190      141,250  (6)     56,645              0            4,469
                                                                          5,725  (7)

V. A. Roque                   1998   195,833    58,749           0            0          48,143              0            2,352
   Exec. Vice Pres. and       1997   181,250    54,375           0            0          48,692              0            4,750
   General Counsel            1996   175,000    52,500       2,906        5,540  (7)     17,391              0            4,482

G.  L. Schwass                1998   250,000    75,000      80,606            0          98,831              0            2,365
    Exec. Vice Pres. and      1997   250,000    87,500      64,508            0         114,548              0            4,746
    Chief Financial Officer   1996   250,000    87,500     124,191            0          68,964              0            4,458

W. J. DeLeo                   1998   165,000    49,500      14,374            0          45,937              0            2,392
   Vice President and         1997   158,750    47,623       8,559            0          48,669              0            4,695
   Chief Admin. Officer       1996   145,000    43,500      23,448        5,738  (7)     24,682              0            4,340

J. D. Mitchell                1998   137,507    41,249      14,062            0          36,486              0            1,964
   Vice President             1997   130,008    39,000      52,912            0          46,973              0            3,510
                              1996   130,000    39,000       2,906        5,650  (7)     17,883              0            3,096

(1) The amount of any bonus compensation is determined annually based upon the prior year's performance and either paid or deferred (via an eligible participant's prior election) in the following year. The amounts shown for each year are the awards earned in those years but established and paid or deferred in the subsequent years.

(2) Amounts of Other Annual Compensation are connected to the funding of non-qualified pension benefit accruals and/or compensatory tax payments on restricted stock.

(3) The awards listed are the only restricted stock holdings of the named officers.

(4) Includes total number of stock options granted during the fiscal year, with or without tandem SARs and stock-for-stock (reload) options on option exercises, as applicable, whether vested or not. See table titled Option/SAR Grants in Last Fiscal Year. The stock options are subject to vesting (exercisability) based on Company and individual performance and achievement of specified goals and objectives.

(5) Amounts of All Other Compensation shown are Company matching contributions during 1996, 1997, and 1998 under the Duquesne Light Company 401(k) Retirement Savings Plan for Management Employees.

(6) In 1996, Mr. Marshall was granted 5,000 shares of restricted stock subject to the achievement of performance goals over a three-year period. In each of August of 1997and 1998, Mr. Marshall was awarded 2,000 shares out of that grant. Final vesting will occur on June 30, 1999 if still employed by the Company or an affiliate. The value of the 5,000 shares as of December 31, 1998 is $219,375. Dividends will be accrued and paid after the end of the three-year period on the shares earned.

(7) Represents 200 shares, with a value of $8,775 as of December 31, 1998, of DQE Common Stock awarded as part of the consideration for the signing of a Non-Competition and Confidentiality Agreement. Dividends are paid quarterly.


Supplemental Tables

     The following tables provide information with respect to options to purchase DQE Common Stock and tandem stock appreciation rights in 1998 under the DQE, Inc. Long-Term Incentive Plan.

     Option grants are structured to align compensation with the creation of value for Common stockholders. For example, should DQE stock rise 50% in value over the ten-year option term (from $43.875 per share to $65.8125 per share), stockholder value would increase an estimated $1,697,379,576, while the value of the grants to the individuals listed below would increase an estimated four-tenths of one percent ($7,401,474) of the total gain realized by all stockholders.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               Individual Grants

    (a)                  (b)             (c)              (d)           (e)           (f)
                      Number of       % of Total
                     Securities      Options/SARs        Exercise                     Grant
                     Underlying       Granted to         or Base                      Date
                    Options/SARs       Employees          Price      Expiration      Present
    Name             Granted (#)     in Fiscal Year     ($/Sh)(4)       Date       Value ($)(5)*
---------------     ------------     --------------    ----------    ----------    --------------
D. D. Marshall       38,038 (1)           6.5            33.125        1/26/08        134,274
                        641 (2)            .1            33.5313       7/23/01          2,372
                      5,837 (2)           1.0            33.5313       7/23/01         21,597
                      4,963 (2)            .8            35.2188       7/23/01         20,894
                     13,166 (2)           2.2            35.2188       8/30/04         60,300
                        586 (2)            .1            35.2188       2/19/02          2,696
                      4,212 (2)            .7            35.0625       2/19/02         19,038
                      3,107 (2)            .5            35.0625       8/30/04         13,888
                     86,331 (3)          14.8            43.4375      12/18/08        484,317

V. A. Roque          17,208 (1)           2.9             33.125       1/26/08         60,744
                      3,423 (2)            .5              34.75      11/01/04         15,027
                      4,202 (2)            .7              34.75       3/28/05         17,648
                     23,310 (3)           3.9            43.4375      12/18/08        130,769

G. L. Schwass        26,416 (1)           4.5             33.125       1/26/08         93,248
                     16,989 (2)           2.9            33.5313       8/30/04         64,728
                      3,098 (2)            .5              35.25       8/30/04         14,096
                      4,535 (2)            .7              35.25       8/30/04         20,634
                     12,668 (2)           2.1            35.0625       8/30/04         56,626
                      4,909 (2)            .8            35.0625       8/30/04         21,943
                     30,216 (3)           5.1            43.4375      12/18/08        169,512

W. J. DeLeo          14,491 (1)           2.4             33.125       1/26/08         51,153
                     11,763 (2)           2.0            34.7188       8/30/04         51,404
                     19,683 (3)           3.3            43.4375      12/18/08        110,422

J. D. Mitchell       11,774 (1)           2.0             33.125       1/26/08         41,562
                      3,268 (2)            .5            35.0625       3/28/05         13,856
                      1,219 (2)            .2            40.5625       8/30/04          6,436
                      2,096 (2)            .3            40.5625       8/30/04         11,067
                     18,129 (3)           3.1            43.4375      12/18/08        101,704

* The actual value, if any, an executive may realize will depend on the difference between the actual stock price and the exercise price on the date the option is exercised. There is no assurance that the value ultimately realized by an executive, if any, will be at or near the value estimated.

(1) These grants represent 1998 performance stock options with tandem stock appreciation rights and stock-for-stock (reload) options.

(2) These grants represent stock-for-stock (reload) options received upon exercise of stock options by the applicable officer electing to use previously owned DQE stock to exercise the options under the terms of the Plan. These reload options include tandem stock appreciation rights and dividend equivalent accounts and stock-for-stock options.

(3) These grants represent 1999 performance stock options with tandem stock appreciation rights and stock-for-stock (reload) options.

(4) The exercise price of the options is the fair market value of DQE Common Stock on the date such options were granted. The exercise price may be payable in cash or previously owned shares of DQE Common Stock held for at least six months.

(5) The grant date present value shown in column (f) gives the theoretical value of the options listed in column (b) on the grant dates using the Black-Scholes option pricing model, modified to account for the payment of dividends. The theoretical value of the option was calculated assuming an option life equal to the time period between the grant date and expiration date (i.e., from 3.44 to 10.00 years); a periodic risk-free rate of return equal to the yield of the U.S. Treasury note having a similar maturity date as the option expiration date, as reported by Bloomberg Financial Markets on the grant date (i.e., from 5.62% to 4.55%); an initial quarterly dividend immediately following the option grant date (i.e., from $0.36 to $0.38), with an expected growth rate of 5.0% per year as estimated by "Value Line Ratings and Reports", dated December 11, 1998; and an expected monthly stock price volatility as reported by Bloomberg Financial Markets over approximately the same length of time as the option life as of the month of the grant, (i.e., from 14.27% to 18.66%). No adjustments to the grant date present values have been made with respect to exercise restrictions, forfeiture, or early exercise.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

      (a)                       (b)             (c)                  (d)                     (e)
                                                                  Number of               Value of
                                                                 Securities              Unexercised
                                                            Underlying Unexercised      in-the-Money
                             Number of                         Options/SARs at         Options/SARs at
                            Securities                       Fiscal Year-End (#)       Year-End ($)(6)
                            Underlying         Value        ---------------------    ------------------
                           Options/SARs       Realized          Exercisable/             Exercisable/
      Name                  Exercised (#)      ($)(4)        Unexercisable (5)        Unexercisable (5)
-------------------------------------------------------------------------------------------------------
D. D. Marshall             29,985 (1)          98,826       58,487 / 100,822        755,441 / 1,110,861
                           34,940 (2)         226,255

V. A. Roque                 9,142 (2)         126,535        52,553 / 40,878          766,160 / 461,915


G. L. Schwass              44,075 (2)         169,292        35,317 / 88,376          411,363 / 980,157
                           28,986 (3)          88,769

W.  J. DeLeo                6,597 (1)         117,440        74,342 / 42,004        1,183,531 / 467,248
                           14,125 (2)         203,193
                            9,417 (3)         109,963

J. D. Mitchell             26,633 (1)         174,559        18,591 / 34,107          250,330 / 370,116
                            7,962 (2)         103,390

(1)  Stock appreciation rights exercised for stock and cash.

(2) Stock options exercised for stock by tendering shares of previously-owned DQE Common Stock.

(3)  Stock appreciation rights exercised for cash.

(4) Represents the difference between the exercise price of the options or SARs and the fair market value of DQE Common Stock on the New York Stock Exchange on the date of exercise.

(5) The numbers set forth include options/SARs previously granted (including those granted in 1998) but not yet earned. The number to be earned will be based on individual performance and may be earned by the officer over future periods from one to three years as established with each option grant.

(6) Represents the difference between the exercise price of the options or SARs and the fair market value of DQE Common Stock on the New York Stock Exchange on December 31, 1998.

Retirement Plan

        DQE and its subsidiaries maintain tax-qualified and non-qualified defined benefit pension plans and arrangements that cover the named executive officers, among others. The following table illustrates the estimated annual straight-life annuity benefits payable at the normal retirement age of 65 to management employees in the specified earnings classifications and years of service shown:


                               PENSION PLAN TABLE

     Highest
   Consecutive
    Five-Year                                                 Years of Service
     Average        ------------------------------------------------------------------------------------------------------
  Compensation         5             10              15              20              25              30              35
  ------------      -------       --------        --------        --------        --------        --------        --------
$100,000            $ 8,000       $ 16,000        $ 24,000        $ 32,000        $ 39,000        $ 46,000        $ 51,000
$125,000            $10,000       $ 20,000        $ 30,000        $ 41,000        $ 51,000        $ 59,000        $ 65,000
$150,000            $12,000       $ 25,000        $ 37,000        $ 50,000        $ 62,000        $ 71,000        $ 79,000
$175,000            $15,000       $ 29,000        $ 44,000        $ 59,000        $ 73,000        $ 84,000        $ 93,000
$200,000            $17,000       $ 34,000        $ 51,000        $ 68,000        $ 84,000        $ 97,000        $107,000
$300,000            $26,000       $ 52,000        $ 78,000        $104,000        $129,000        $149,000        $164,000
$400,000            $35,000       $ 70,000        $105,000        $140,000        $174,000        $200,000        $220,000
$500,000            $44,000       $ 88,000        $132,000        $176,000        $219,000        $252,000        $277,000
$600,000            $53,000       $106,000        $158,000        $211,000        $264,000        $303,000        $333,000

     Compensation utilized for pension formula purposes includes salary and bonus reported in columns (c) and (d) of the Summary Compensation Table and stock option compensation prior to March 1, 1994. An employee who has at least five years of service has a vested interest in the retirement plan. Benefits are received by an employee upon retirement, which may be as early as age 55. Benefits are reduced by reason of retirement if commenced prior to age 60 or upon election of certain options under which benefits are payable to survivors upon the death of the employee. Pension amounts set forth in the above table reflect the integration with social security of the tax-qualified retirement plans. Retirement benefits are also subject to offset by other retirement plans under certain conditions.

     The current covered compensation and current years of credited service for Messrs. Marshall, Schwass, DeLeo and Mitchell respectively, are $381,689 and 22; $370,044 and 26; $188,800 and 23; and $156,072 and 20. The average covered compensation and current years of credited service for Mr. Roque are $220,548 and 8. Mr. Roque is not vested in the Retirement Plan.

Severance and Employment Agreements

     The Company entered into Severance Agreements with certain officers, including those named in the Summary Compensation Table. The Severance Agreements provide for payments if the officer's employment is terminated other than for cause, death or disability, beginning on a date triggered by certain events which constitute a change of control and ending 36 months after the closing of the transactions constituting a change of control. Certain other events which constitute "constructive discharge" may also trigger payment.

     The officer is entitled to receive a lump sum severance payment equal to three times the sum of the officer's current annual base pay and target bonus opportunity, an amount intended to compensate the officer for the loss of long-term benefits, the amount of forfeitures, if any, and expected contributions for 36 months following termination under the Company's 401(k) Plan together with certain other payments and benefits, including continuation of employee benefits. The officer is also entitled to such payments and benefits if he voluntarily terminates his employment in the thirteenth month following the closing of the transaction, provided that the 36-month payment and benefit period would be reduced to 24 months and further if necessary to avoid excise taxes.

     The Agreements also provide for reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to the change of control, under certain circumstances, or for reduction of the payments to avoid excise taxes.

     Messrs. Marshall and Schwass have prior Employment Agreements with the Company (see below). When the Severance Agreements are in effect, the Employment Agreements are not. When the Severance Agreements are not in effect, the Employment Agreements are reinstated.

     The Company has stand-alone non-competition agreements with Messrs. Marshall, Roque, DeLeo, and Mitchell. These agreements, as well as the Severance Agreements, provide for non-disclosure of confidential information, non-competition in a specified geographic area, non-solicitation of customers and suppliers, among other provisions, for specified periods of time following termination of employment.

     The termination provisions of the Severance Agreements are in lieu of, and not in addition to, termination payments and benefits under the Company's other termination plans or agreements.

     Prior to the Severance Agreements, DQE and Duquesne Light Company entered into three-year Employment Agreements with Messrs. Schwass and Marshall. Each agreement is subject to automatic one-year renewals unless prior written notice of termination is given by the executive or the Company.

     The agreements provide, among other things, that each executive serve in his present position at an annual base salary of at least $190,000, subject to periodic review, and for the participation of each in executive compensation and other employee benefit plans of the companies.

     If either of the officers is discharged other than for cause or resigns for good reason, then, in addition to any amounts earned but not paid as of the date of termination, he would receive in a cash lump sum the balance of his base salary for the remaining term of the agreement, a bonus amount for the remaining term of the agreement calculated at a rate equivalent to his prior year's bonus and the actuarial equivalent of the additional pension he would have accrued had his service for pension purposes continued until the expiration of the agreement. In addition, the officer would be entitled to immediate vesting (or the redemption in cash) of all of his stock-based awards.

PROPOSAL NO. 2

Ratification of Appointment of Independent Public Accountants

     Action is to be taken at the Annual Meeting of Stockholders to ratify the appointment, by the Board of Directors, of independent certified public accountants to audit the books of DQE and its subsidiaries for the year ended December 31, 1999. The Board recommends the ratification of the appointment of Deloitte & Touche LLP (D&T) as independent certified public accountants for 1999.

     D&T provided a variety of professional services for DQE and its subsidiaries during 1998. Included were the audit of the annual financial statements of the Company; reviews of quarterly financial statements; services related to filings with the Securities and Exchange Commission and the Federal Energy Regulatory Commission; audits of certain employee benefit plans; and consultations on matters related to accounting and financial reporting. Non-audit services also were provided during 1998, including certain management consulting services and advice and technical assistance relating to corporate tax matters.

     Representatives of D&T will be present at the meeting and have the opportunity to make a statement if they desire and will also be available to respond to appropriate questions from stockholders in attendance.

     DQE is submitting the appointment of independent public accountants for ratification by the stockholders, although ratification is not required. If ratification is not obtained, the Board of Directors will reconsider its appointment of D&T.

        The Board of Directors unanimously recommends that stockholders ratify the appointment of D&T as independent accountants.


OTHER INFORMATION

     The Board of Directors does not intend to present any matters at the meeting other than those referred to and at this date is unaware of anything that will be presented by other parties. Other matters that properly come before the meeting will be voted on by the persons named in the enclosed form of proxy in accordance with their best judgment.

Stockholder Proposals
---------------------

     Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders in the year 2000, presently expected to be held on April 25, 2000, and which the stockholder requests to be included in the Company's proxy statement and form of proxy for the Annual Meeting of Stockholders in the year 2000, must be received by the Company by November 11, 1999. Requests must be in writing and directed to the Corporate Secretary of DQE, Box 68, Pittsburgh, PA 15230-0068. Notice of any proposal a stockholder intends to raise at the meeting pursuant to an independent solicitation is required by January 22, 2000.

10-K
----
     If you hold or are a beneficial holder of DQE Common Stock on the record date for the stockholder's meeting, we will send you, free upon request, a copy of DQE's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for 1998. Requests must be made in writing to the Corporate Secretary of DQE, Box 68, Pittsburgh, PA 15230-0068.

     The Audited Financial Statements and the Notes to the Audited Financial Statements from the Company's 10-K are embodied in the Company's 1998 Annual Report, which was mailed to all stockholders prior to, or at the same time as, this proxy solicitation.


Proxy Solicitation
------------------

     This solicitation of proxies is made on behalf of the Board and the cost will be borne by DQE. In addition to the solicitation of proxies by mail, officers, directors and regular employees may solicit proxies by telephone, telegraph or personal interview. The Company has engaged Beacon Hill Partners, 90 Broad Street, New York, NY 10004, to assist through similar means in the solicitation of brokers, nominees and other institutions. The anticipated cost is approximately $3,500 plus reimbursement of related expenses. The Company will also request brokerage firms and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names. The Company may reimburse them for reasonable out-of-pocket expenses.

                                    By Order of the Board of Directors

                                    Diane S. Eismont
March 10, 1999                      Corporate Secretary

                   DO NOT RETURN THIS FORM UNLESS YOU PLAN TO
                           ATTEND THE ANNUAL MEETING.

                                 TICKET REQUEST


     I (We) will attend the Annual Meeting of Stockholders on April 27, 1999 at 11:00 a.m. at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, PA 15233.

     NOTE: If you are not a stockholder of record or 401(K) participant, please send proof of ownership if requesting a ticket.


                                  PLEASE PRINT

ACCOUNT NO.:
             ---------------------------------------------------
NAME:
             ---------------------------------------------------
ADDRESS:
             ---------------------------------------------------

             ---------------------------------------------------
PHONE:       (    )
             -----------------------------

     An admittance ticket will be sent to a stockholder whose request is received by April 16, 1999. Stockholders without tickets will need to register at the meeting. RETURN WITH FORM OF PROXY OR MAIL TO:

             Diane S. Eismont, Corporate Secretary
             DQE
             Box 68
             Pittsburgh, PA  15230-0068

[Logo DQE]     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - APRIL 27, 1999



     David D. Marshall, Victor A. Roque and Diane S. Eismont, or any of them, are hereby appointed Proxy or Proxies, with full power of substitution, to vote the shares of the stockholder(s) named on the reverse side hereof at the Annual Meeting of Stockholders of DQE to be held on April 27, 1999 and at any adjournments or postponements thereof as directed on the reverse side hereof and in his, her or their discretion to act upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed and delivered, will be voted as you specify. If not specified, this proxy will be voted FOR Proposals 1 and 2. A vote FOR Proposal 1 includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve.



Please mark, sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.

                              /\  DETACH HERE  /\


                          VOTE THIS PROXY CARD TODAY!
                                               -----
                        YOUR PROMPT RESPONSE WILL SAVE
                      THE EXPENSE OF ADDITIONAL MAILINGS.


[Logo DQE]

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 27, 1999


DQE's Annual Meeting of Stockholders will be held on Tuesday, April 27, 1999 at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, Pennsylvania, 15233 at 11:00 a.m.

The lower portion of this form is your PROXY CARD. EACH PROPOSAL IS FULLY EXPLAINED IN THE "NOTICE OF 1999 ANNUAL MEETING AND PROXY STATEMENT". To vote your proxy, please MARK, SIGN and DATE the proxy card. Then please DETACH and RETURN the completed proxy card promptly in the enclosed envelope.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" BOTH PROPOSALS.

If you will attend the Annual Meeting, please complete the form found at the end of the proxy statement and return it with your proxy card. An admittance ticket will be sent to you. As in past years, a ticket will be needed for admittance to the meeting.


                              \/  DETACH HERE  \/


                   PROXY             [Logo DQE]




             DIRECTORS RECOMMEND A VOTE
                "FOR" BOTH PROPOSALS.
   ------------------------------------------------

1. ELECTION OF DIRECTORS: (To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

   [ ] FOR ALL NOMINEES        [ ] WITHHOLD AUTHORITY
   (except those crossed out)       (all nominees)

        Sigo Falk

        Eric W. Springer

2. RATIFICATION OF AUDITORS:
   Deloitte & Touche LLP

   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN





-----------------------------------    ----------------------------------------
            SIGNATURE                                  SIGNATURE


                             Stockholder(s) signature(s) should correspond to
--------------------------   the name(s) appearing on this proxy. Please give
          DATE               full title if signing in a representative capacity.